As filed with the U.S. Securities and Exchange Commission on June 29, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNOVANT, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2771572
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

320 West 37th Street New York, NY	10018
(Address of principal executive office)	(Zip Code)

Immunovant, Inc. 2019 Equity Incentive Plan

(Full title of the plans)

W. Bradford Middlekauff

General Counsel

Immunovant, Inc.

320 West 37th Street

New York, NY 10018

(917) 580-3099

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John T. McKenna

Alison A. Haggerty

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	2,186,215(2)	$27.60(3)	$60,339,534	$7,833

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock (“Common Stock”) of Immunovant, Inc. (the “Registrant”) that become issuable under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock, as applicable.

(2)

Represents an automatic annual increase equal to 4% of the of the total number of shares of Common Stock outstanding on March 31, 2020 to the aggregate number of Common Shares reserved for issuance under the 2019 Plan, pursuant to the terms of the 2019 Plan.

(3)

Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on June 24, 2020.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) for the purpose of registering an additional 2,186,215 shares of its Common Stock under the 2019 Plan, which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 (File No. 333-236665), filed with the SEC on February 26, 2020 (the “Prior Form S-8). In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)	The contents of the Prior Form S-8.

(b)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on June 29, 2020.

(c)	The Registrant’s Current Report on Form 8-K, filed with the SEC on May 14, 2020.

(d)

The description of the Common Stock, which is contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC on May 9, 2019 (File No. 001-38906) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his or her capacity as such.

ITEM 8.	EXHIBITS.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Immunovant, Inc.	8-K	001-38906	3.1	December 20, 2019

4.2	Amended and Restated Bylaws of Immunovant, Inc.	8-K	001-38906	3.2	December 20, 2019

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2019 Equity Incentive Plan.	10-K	001-38906	10.3	June 29, 2020

99.2	Forms of Option Grant Notices and Option Agreements under 2019 Equity Incentive Plan.	10-K	001-38906	10.3.1	June 29, 2020

99.3	Forms of Restricted Stock Unit Grant Notices and Award Agreements under 2019 Equity Incentive Plan.	10-K	001-38906	10.3.2	June 29, 2020

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 29th day of June, 2020.

IMMUNOVANT, INC.

By:	/s/ Peter Salzmann
Peter Salzmann, M.D. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Salzmann, M.D., Pamela Yanchik Connealy and W. Bradford Middlekauff, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Salzmann	Chief Executive Officer and Director	June 29, 2020
Peter Salzmann, M.D.	(Principal Executive Officer)

/s/ Pamela Yanchik Connealy	Chief Financial Officer	June 29, 2020
Pamela Yanchik Connealy	(Principal Financial and Accounting Officer)

/s/ Frank M. Torti	Chairperson of the Board of Directors	June 29, 2020
Frank M. Torti, M.D.

/s/ Andrew Fromkin	Director	June 29, 2020
Andrew Fromkin

/s/ Douglas Hughes	Director	June 29, 2020
Douglas Hughes

/s/ George Migausky	Director	June 29, 2020
George Migausky

/s/ Atul Pande	Director	June 29, 2020
Atul Pande, M.D

/s/ Eric Venker	Director	June 29, 2020
Eric Venker, M.D.